INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sonic Automotive, Inc. on Form S-8 of our report dated March 2, 1998 (March 24, 1998 as to Notes 2 and 8), appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 1997.


Deloitte & Touche LLP
Charlotte, North Carolina
March 30, 1998